                                                                    Exhibit 99.2



                               [HEINZ LETTERHEAD]

FOR RELEASE UPON RECEIPT

              HEINZ REPORTS FOURTH-QUARTER RESULTS OF 53 CENTS EPS
               (EXCLUDING SPECIAL ITEMS) IN LINE WITH EXPECTATIONS

Pittsburgh, June 14, 2001/BusinessWire/ -- H. J. Heinz Company (NYSE:HNZ) today announced results for the fourth quarter ended May 2. Excluding special items, Heinz reported core earnings of 53 cents per diluted share, in line with expectations, compared with 63 cents in the year-earlier quarter.

         Including special items, Heinz had a net loss of $170.5 million, or 49 cents per share. In the year-earlier quarter, Heinz posted net income of $97.3 million, or 27 cents per diluted share.

         Fourth-quarter sales rose 4.0% to $2.69 billion from $2.59 billion. The increase reflected higher sales volume and the positive impact of acquisitions. On a constant currency basis, sales rose 8% in the quarter.

         "The results met expectations communicated in our March 5 outlook, as Heinz focused on driving future growth through product and packaging innovation and increased spending on consumer advertising and marketing," said Heinz Chairman, President and Chief Executive Officer William R. Johnson.

         "The quarter capped a year of contrast for Heinz," Mr. Johnson continued. "Four of our six global categories had strong fourth-quarter sales, ranging from almost 6% for ketchup, condiments and sauces to 9% for frozen foods. We achieved a record-breaking year for Heinz(R) ketchup and strong results from many of our popular brands, but there were performance shortfalls in our U.S. tuna, European infant feeding and Australasian businesses. With our recently announced streamlining program, Heinz took aggressive action in the fourth quarter to enhance our global manufacturing efficiency and reduce costs, particularly in pet food and tuna."

         Heinz said that throughout the year it was challenged by a number of external factors, including adverse currency fluctuations, weaker raw tuna prices and sharply higher energy costs. Excluding special items, Heinz reported a 13.9% decline in fourth-quarter operating income, reflecting increased marketing expenditures, higher energy costs (principally in North America), adverse currency fluctuations, increased manufacturing costs in North America and Europe, and costs associated with the reduction in inventories.

         The effective tax rate was 35.0% in both fourth quarters, excluding the impact of special items.

         "Heinz made higher marketing investments in the fourth quarter and the fiscal year to support existing brands and new product launches (such as StarKist(R) Tuna in a Pouch, Boston Market(R) HomeStyle Meals, and Heinz(R) microwave beans in the U.K.) and to build a stronger foundation for future sales growth," Mr. Johnson said.

         Heinz said that looking forward, its target for Fiscal 2002, as first discussed during its March 5 conference call, is to achieve earnings of $2.70 to $2.80 per share. This target reflects a continued focus on product innovation and cost reduction and assumes that currency remains firmly in the range between current rates and those in effect at its March meeting. The company's expectations for the first quarter of Fiscal 2002 are diluted earnings per share of 60 to 62 cents, reflecting the current strength of the U.S. dollar, high energy costs and softness in the quick-serve segment of its U.S. Foodservice business.

FOURTH-QUARTER SPECIAL ITEMS

         The 2001 fourth-quarter results include pretax net costs totaling $493.4 million or $1.02 per share after tax, as set out in the attached table.

         In the year-earlier fourth quarter, results included net restructuring charges and implementation costs of $199.4 million pretax (or 36 cents per share after tax).

FOURTH-QUARTER HIGHLIGHTS

     o North American sales of Heinz(R) ketchup rose 9% from the year-earlier quarter, achieving the best volume share in Heinz history, reflecting increased marketing and the success of EZ Squirt(R) kids condiments.

     o In frozen food, sales of Boston Market(R) HomeStyle Meals increased 69% and new products from Smart Ones(R) entrees and Bagel Bites(R) snacks were catalysts for higher sales.

     o Heinz completed its largest-ever overseas acquisition with the addition of CSM Food Division of CSM Nederland NV. The acquisition makes Heinz the second-largest food company in the Netherlands and extends its business into the dry soup market. Annual sales for CSM Food Division are approximately $320 million.

     o Heinz acquired two privately held U.S. foodservice companies during the quarter and completed four acquisitions to expand its international sauces businesses in France, Singapore and Costa Rica.

     o    European seafood volume rose 27% from the year-earlier quarter.

FISCAL 2001 RESULTS

         Excluding special items, Heinz's core earnings rose 1.1% to $2.55 per diluted share from $2.52 per diluted share, in line with expectations. Fiscal 2001 was a 52-week period, one week shorter than Fiscal 2000.

         Including special items (before cumulative effect of accounting change), Heinz posted net income of $494.9 million or $1.41 per diluted share compared with $890.6 million or $2.47 per diluted share in Fiscal 2000.

         Sales increased to $9.43 billion from $9.41 billion, reflecting increased volume and acquisitions. Sales in Fiscal 2000 included the Weight Watchers classroom business, which was sold in September 2000. Sales in the year were negatively affected by $402 million as a result of the strong U.S. dollar. On a constant currency basis, sales were up 4.5% for the year.

FISCAL 2001 HIGHLIGHTS

     o In Fiscal 2001 Heinz(R) ketchup achieved the best year in the brand's 125-year history. The brand reached a 52-week volume share of 51.2 percent, exceeding the previous record set in 1988.

     o Heinz's U.S. Foodservice ketchup business saw significant growth, with its bottled business up 7%.

     o EZ Squirt(R)kids condiments captured the imaginations of young consumers and energized sales for the category, with promotional tie-ins to the summer blockbuster movie Shrek.

     o Sales of Boston Market(R) HomeStyle Meals and Boston Market(R) gravy reached $120 million during its first full year, exceeding the company's expectations and making Boston Market(R) the most successful new product introduction in the company's history.

     o Smart Ones(R) entrees rolled out nine enticing new varieties to achieve 17% sales growth in the dynamic frozen entree segment.

     o Bagel Bites(R) frozen pizza snacks continued to excel, with a 21% increase in sales behind promotions related to the X-Games and brand spokesman and legendary skateboarder Tony Hawk.

     o In Indonesia, ABC(R) Soy Sauce (the world's second-largest selling brand) gained additional momentum with new packaging and bolstered sales volume by 16%.

     o Heinz's sales in China rose 35%, as the company's newest factory began producing Heinz(R) ketchup for a leading international chain of quick-serve restaurants.

         The company also noted that at the beginning of Fiscal 2002 it signed an agreement on June 6 to acquire Borden Foods Corporation's pasta sauces and dry bouillon and soup businesses, which includes popular brands such as Classico(R) pasta sauces and Wyler's(R) bouillons and soups.

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

         Mr. Johnson will host a meeting with securities analysts in New York today at 8:30 a.m. (New York time). The meeting will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The meeting is available live via conference call at 888-428-4473.

                                       ##

         This news release contains forward-looking statements regarding the company's future performance, including earnings per share estimates for this fiscal year. These forward-looking statements are based on management's views and assumptions, and involve risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These include, but are not limited to, sales, earnings and volume growth, competitive conditions, production costs (including energy), currency valuations, pricing increases, global economic and industry conditions, tuna prices, achieving cost savings and working capital and debt reduction programs, success of acquisitions, divestitures, innovations, and supply chain and overhead initiatives, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the company's Form 10-K for the fiscal year ended May 3, 2000, as updated from time to time by the company in its subsequent filings with the Securities and Exchange Commission.

                                       ###

ABOUT HEINZ: With sales over US$9 billion, H. J. Heinz Company is one of the world's leading marketers of branded foods to consumers everywhere, whether in supermarkets, restaurants or on the go. Its 50 companies operate in some 200 countries, with more than 20 power brands, including the Heinz(R) brand with nearly US$3 billion in annual sales. Among the company's famous brands are Heinz(R), StarKist(R), Ore-Ida(R), 9-Lives(R), Wattie's(R), Plasmon(R), Farley's(R), Smart Ones(R), Bagel Bites(R), John West(R), Petit Navire(R), Kibbles `n Bits(R), Pounce(R), Pup-Peroni(R), Orlando(R), ABC(R), Olivine(R), Juran(R) and Pudliszki(R). Heinz also uses the famous brands Weight Watchers(R), Boston Market(R) and Linda McCartney(R) under license. Information on Heinz is available at http://www.heinz.com.

         /CONTACT: MEDIA: Ted Smyth, SVP-Corp. & Govt. Affairs, 412-456-5780; Debbie Foster, Director-Corp. Comm., 412-456-5778; or Jack Kennedy, GM-Strategic Comm., 412-456-5923; INVESTORS: Jack Runkel, VP-Investor Relations, 412-456-6034, all of Heinz/

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

          SPECIAL ITEMS - FOURTH QUARTERS OF FISCAL YEARS 2001 AND 2000


The following tables provide a comparison of the company's reported results and the results excluding special items for the fourth quarters of Fiscal 2001 and Fiscal 2000.


(Dollars in millions except per share amounts)

                                                 Fourth Quarter (13 Weeks) Ended May 2, 2001
                                        -----------------------------------------------------------------
                                                                   Operating
                                                       Gross         (loss)      Net (loss)
                                        Net Sales      Profit        Income        Income       Per Share
                                        ---------      ------        ------        ------       ---------
Reported results                        $2,692.8      $  850.4      $(128.7)      $(170.1)*      $(0.49)*
  Streamline costs                            --         192.5        298.8         230.4          0.66
  Net Operation Excel costs                   --          36.7         81.5          47.5          0.14
  Acquisition costs                           --            --         18.5          11.7          0.03
  Loss on sale of Budget Gourmet              --            --         94.6          66.2          0.19
                                        --------      --------      -------       -------        ------
Core results                            $2,692.8      $1,079.7      $ 364.7       $ 185.7        $ 0.53
                                        ========      ========      =======       =======        ======

*Before cumulative effect of accounting change


                                        Fourth Quarter (14 Weeks) Ended May 3, 2000
                               --------------------------------------------------------------------
                                               Gross         Operating
                               Net Sales       Profit         Income       Net Income     Per Share
                               ---------       ------         ------       ----------     ---------
Reported results               $2,588.2       $  947.5        $224.3         $ 97.3         $0.27
  Operation Excel costs              --          108.5         199.4          129.1          0.36
                               --------       --------        ------         ------         -----
Core results                   $2,588.2       $1,056.0        $423.8         $226.4         $0.63
                               ========       ========        ======         ======         =====


(Note: Totals may not add due to rounding.)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

                   SPECIAL ITEMS - FISCAL YEARS 2001 AND 2000



The following tables provide a comparison of the company's reported results and the results excluding special items for Fiscal 2001 and Fiscal 2000.

(Dollars in millions except per share amounts)                            Fiscal Year (52 Weeks) Ended May 2, 2001
                                                              ----------------------------------------------------------------
                                                                              Gross       Operating          Net          Per
                                                              Net Sales       Profit        Income         Income        Share
                                                              ---------       ------        ------         ------        -----
Reported results                                               $9,430.4      $3,546.8      $  982.4        $494.9*       $1.41*
  Streamline costs                                                   --         192.5         298.8         230.4         0.66
  Net Operation Excel costs                                          --         145.0         288.5         182.8         0.52
  Acquisition costs                                                  --            --          18.5          11.7         0.03
  Loss on sale of Budget Gourmet                                     --            --          94.6          66.2         0.19
  Italian tax benefit                                                --            --            --         (93.2)       (0.27)
  Equity Loss on Investment in The Hain Celestial Group              --            --            --           3.5         0.01
                                                               --------      --------      --------        ------       ------
Core results                                                   $9,430.4      $3,884.3      $1,682.7        $896.4       $ 2.55
                                                               ========      ========      ========        ======       ======


* Before cumulative effect of accounting change

                                                                           Fiscal Year (53 Weeks) Ended May 3, 2000
                                                                -----------------------------------------------------------------
                                                                                Gross          Operating        Net          Per
                                                                Net Sales       Profit          Income        Income        Share
                                                                ---------       ------          ------        ------        -----

Reported results                                                 $9,407.9       $3,619.4       $1,733.1      $ 890.6       $ 2.47
  Operation Excel Costs                                                --          170.4          392.7        267.4         0.74
  Ecuador expenses                                                     --           20.0           20.0         20.0         0.05
  Gain on U.K. building sale                                           --             --             --        (11.8)       (0.03)
  Foundation contribution                                              --             --           30.0         18.9         0.05
  Impact of Weight Watchers classroom business                     (175.3)         (93.0)         (44.7)       (19.6)       (0.05)
  Gain on sale of Weight Watchers weight control business              --             --         (464.6)      (259.7)       (0.72)
                                                                 --------       --------       --------      -------       ------
Core results                                                     $9,232.7       $3,716.9       $1,666.5      $ 905.7       $ 2.52
                                                                 ========       ========       ========      =======       ======


(Note: Totals may not add due to rounding.)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      Fourth Quarter Ended                Twelve Months Ended
                                                                  -----------------------------      -----------------------------
                                                                  May 2, 2001       May 3, 2000      May 2, 2001       May 3, 2000
                                                                    FY 2001           FY 2000          FY 2001           FY 2000
                                                                  -----------       -----------      -----------       -----------

 Sales                                                             $2,692,791        $2,588,221       $9,430,422        $9,407,949
 Cost of products sold                                              1,842,410         1,640,737        5,883,618         5,788,525
                                                                   ----------        ----------       ----------        ----------
 Gross profit                                                         850,381           947,484        3,546,804         3,619,424
 Selling, general and
    administrative expenses                                           979,115           723,139        2,564,450         2,350,942
 Gain on sale of Weight Watchers                                           --                --               --           464,617
                                                                   ----------        ----------       ----------        ----------
 Operating (loss) income                                             (128,734)          224,345          982,354         1,733,099

 Interest income                                                        4,477             8,563           22,692            25,330
 Interest expense                                                      83,442            81,371          332,957           269,748
 Other expenses (income), net                                              76             2,639             (969)           25,005
                                                                   ----------        ----------       ----------        ----------
 (Loss) Income before income taxes and cumulative effect of
 accounting change                                                   (207,775)          148,898          673,058         1,463,676

 (Benefit) Provision for income taxes                                 (37,689)           51,623          178,140           573,123

 (Loss) Income before cumulative effect of accounting change         (170,086)           97,275          494,918           890,553

 Cumulative effect of accounting change                                  (435)               --          (16,906)               --
                                                                   ----------        ----------       ----------        ----------
 Net (loss) income                                                 $ (170,521)       $   97,275       $  478,012        $  890,553
                                                                   ==========        ==========       ==========        ==========

 Net (loss) income per share before cumulative
effect of accounting change - diluted                              $    (0.49)       $     0.27       $     1.41        $     2.47
                                                                   ==========        ==========       ==========        ==========

 Net (loss) income per share after cumulative
effect of accounting change - diluted                              $    (0.49)       $     0.27       $     1.36        $     2.47
                                                                   ==========        ==========       ==========        ==========

 Average common shares
 outstanding - diluted                                                347,758           360,095          351,041           360,095
                                                                   ==========        ==========       ==========        ==========


 Net (loss) income per share before cumulative
effect of accounting change - basic                                $    (0.49)       $     0.27       $     1.42        $     2.51
                                                                   ==========        ==========       ==========        ==========

 Net (loss) income per share after cumulative
effect of accounting change - basic                                $    (0.49)       $     0.27       $     1.37        $     2.51
                                                                   ==========        ==========       ==========        ==========

 Average common shares
 outstanding - basic                                                  347,758           355,273          347,758           355,273
                                                                   ==========        ==========       ==========        ==========

 Cash dividends per share                                          $   0.3925        $   0.3675       $   1.5450        $   1.4450
                                                                   ==========        ==========       ==========        ==========


Note: Both Fiscal 2001 and Fiscal 2000 include restructuring related items and other non-recurring items.